AGREEMENT OF LEASE

                                     BETWEEN

                 AIRPORT KEY CORPORATION, a Florida corporation
                                   (Landlord)

                                     **and**

                      BELL MICROPRODUCTS-FUTURE TECH, INC.
                                    (Tenant)



   The submission of this document for examination does not constitute an option or offer to lease space at the Property. This document shall have no binding effect on the parties unless executed by the Landlord and the
           Tenant and a fully executed copy is delivered to the Tenant.

                                  LEASE SUMMARY

         The following is a summary of the basic lease provisions contained in the lease. It is an integral part of the lease and shall define the terms unless expanded or modified in the text of the lease and its exhibits which are attached hereto and a part of this summary.

1.   Date of Lease Execution:   June 16, 2000.

2.   "Landlord":                Airport Key Corporation, a Florida Corporation.

3.   Landlord's Address:        7500 NW 25th Street, Suite 205
                                Miami, FL 33122

4.   "Tenant":                  Bell Microproducts-Future Tech, Inc.

5.   Tenant's Address:          7630 NW 25th Street
                                Miami, FL 33122

6.   Premises: (section 1.)     Approximately 64,086 square feet of permanent
                                space as shown in Exhibit A, including a maximum of 15,000 square feet of air conditioned office space plus approximately
                                4,000-5,000 square feet of air conditioned work room area.

7.   Tenant's Proportionate
     Share:                     10.83%

8.   Permitted Use (section 3): Wholesale and distribution of computers, parts and accessories.

9.   Term of Lease (section 1): Five (5) years.

10.  Option (Rider 1):          Two (2) @ Five (5) Years each. At the beginning
                                of each renewal term, Landlord shall recover the office area floors with Landlord's standard grade floor coverings and repaint the office area walls with building standard paint. See
                                Rider Number One to Lease.

11.  Base Rent:                 Year 1: $8.12 per square foot per year plus
                                        applicable sales tax.
                                Year 2: $8.33 per square foot per year plus
                                        applicable sales tax.
                                Year 3: $7.68 per square foot per year plus
                                        applicable sales tax.
                                Year 4: $7.91 per square foot per year plus
                                        applicable sales tax.
                                Year 5: $8.15 per square foot per year plus
                                        applicable sales tax.

12.  Rental Escalation's:       As per item #11.

13.  Security Deposit:          $82,777.75

14.  Base Year:                 2000. The increase in Operating expenses,
                                excluding taxes, assessments, insurance, utilities and contracts which are based on increases in CPI or other increases beyond
                                Landlord's control, shall be capped at
                                cumulative increases of Five percent (5%) per year over the base year.

15.  Broker:                    Coral Reef Development Corp. represents the
                                Landlord.  Codina Realty Services, Inc.
                                represents the Tenant.

16.  Refurbishment Allowance:   Landlord shall provide a refurbishment allowance
                                to Tenant in the amount of $75,000.00 dollars to be applied as rental abatement over the first six (6) months of the Lease.


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                                TABLE OF CONTENTS

1        Premises and term

2        Rent

3        Use

4        Taxes

5        Landlord's Repairs and Obligations

6        Tenant's Repairs and Obligations

7        Alterations and Improvements

8        Signs

9        Inspection and Right of Entry

10       Utilities

11       Unusual Equipment

12       Assignment and Subletting

13       Fire and Casualty Damage: Insurance

14       No Liability

15       Condemnation

16       Holding Over

17       Quiet Possession and other Covenants

18       Events of Default

19       Remedies

20       Landlord's Lien

21       Subordination and Attornment

22       Mechanic's Liens and Other Taxes

23       Tenant Relocation

24       Payments and Notices

25       Hazardous Waste

26       Parking

27       Miscellaneous

28       Compliance with directives of authorities

29       Additional Construction: Additions to entire property

30       Additional Provisions

31       Rules and Regulations

32       Rider Number One to Lease

33       Exhibit "A"

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made and entered into by and between AIRPORT KEY CORPORATION, a Florida corporation qualified to do business in the State of Florida, hereinafter referred to as "Landlord" and Bell Microproducts-Future Tech, Inc., a California corporation, hereinafter referred to as "Tenant";

                                   WITNESSETH

         1.       PREMISES AND TERM:

         In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, approximately 64,086 rentable square feet more particularly described on Exhibit "A", attached hereto and incorporated herein by reference (hereinafter referred to as the "Premises"), located in Building D (hereinafter referred to as the "Building") of Landlord's project known as Miami Airport Center (hereinafter referred to as the ("Project"), the Project together with the nonexclusive right to use all common areas of the Project, to have and to hold the same for a term commencing on the "Commencement Date," as hereinafter defined, and ending on the "Expiration Date," as hereinafter defined.

         A. In the event this Lease involves a building (or building interior finish) which has already been completed, the provisions of this Subparagraph A. shall apply. The "Commencement Date" shall be July 1st, 2000, and the "Expiration Date" shall be the June 30th, 2005. Tenant acknowledges that it has inspected and accepts the Premises, and specifically the Buildings and improvements comprising the same in their present condition, as suitable for the purposes for which the premises are leased.

         2.       RENT:

         A. Payment. The Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant's regular monthly payments of Base Rent and Operating Costs shall be payable by Tenant to Landlord within Five (5) days following demand. All rent or other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary Base Rent and Additional Rent for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve (12) full calendar months commencing on the Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. The Tenant agrees that its covenant to pay rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

         B. Base Rent. Subject to any escalation which may be provided for in this Lease, the Tenant shall pay Base Rent in the initial amount specified in the Lease Summary, which, except for the first installment, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The first monthly installment of Base Rent shall be due on the date of this Lease. The Base Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease as provided in the Lease Summary.

         C. Operating Costs. The Tenant shall pay to the landlord the Tenant's proportionate share of the amount by which the annual Operating Costs, as hereinafter defined, for each calendar year exceed the Operating Costs incurred during the Base Year specified in the Lease Summary but not to exceed five percent (5%) per calendar year cumulative over the Base Year, excluding taxes, assessments, insurance, utilities and contracts which are based on increases in CPI or other increases beyond Landlord's control. Such excess is referred to for purposes of this Lease as the "Increased Operating Costs." Tenant's obligation to pay its proportionate share of Increased Operating Costs shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bill for all or any portion of Increased Operating Costs so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by Tenant to landlord on account of such item(s) by way of estimated Increased Operating Costs payments.

         Landlord, at their sole discretion, may engage a security company to patrol the property during off hours and restrict access to the property during this time. The cost of such security shall be passed through as additional rent to all tenants and paid based on Tenant's pro-rata share of space. In the event Tenant hires their own security company or employees, then Tenant shall have the option of not participating in the property's pro-rata share of security costs except the cost of maintaining an access gate to the park.

         Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant. The Tenant's proportionate share of actual Increased Operating Costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following expiration of the Term until Tenant's share of actual Increased Operating Costs has been paid.

         For purposes of this Lease, Tenant's proportionate share shall be a fraction, the numerator of which is the gross rentable area of the Premises, and the denominator of which is the gross rentable area of the project (which will be 601,000 square feet). Tenant's proportionate share is as set forth in the Lease Summary. The term "Operating Costs" shall mean any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, arising out of Landlord's maintenance, operation, repair, replacement (if such replacement increases operating efficiency) and administration of the Building and Common Areas, including, without limitation: (i) the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building and Common Areas, the equipment and improvements therein contained, and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon the Landlord, and including all costs associated with the appeal of any assessment on taxes; (ii) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance; (iii) the cost of security,
(iv) the cost of landscaping, and (v) a reasonable and customary management fee for comparable properties in Miami-Dade County.

         D. Payment of Personal Property Taxes. Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Building by Tenant or such other occupant.

         E. Rent Past Due. If any payment due from Tenant shall be overdue, a late charge of five (5%) percent of the delinquent sum may be charged by the Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1 1/2%) percent per month (eighteen (18%) per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord.

         F. Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, without any liability for interest thereon, as security for the performance by the Tenant of all its obligations under this Lease. Landlord shall be entitled to commingle the security deposit with Landlord's other funds. If Tenant defaults in any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall restore the security deposit to its original amount on demand of the Landlord. Subject to he provisions of section C, within thirty (30) days following termination of this Lease, if the Tenant is not then in default, the security deposit will be returned by the Landlord to the Tenant.

         3.       USE:

         The Premises shall be used only for the purpose of general office, bonded warehousing (if allowed by the appropriate governmental authorities) light manufacturing, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, as defined by current Dade County zoning ordinances, and for such other lawful purposes as may be incidental thereto. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Landlord agrees that Tenant may park or store trucks at its own truck loading areas. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, whether of federal, state or local origin, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or nearby buildings in which their premises are situated, or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly flammable or environmentally dangerous, hazardous or sensitive. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance therein void or the insurance risk more hazardous or cause the State Board of Insurance or insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenant(s) is caused by Tenant's use or Tenant's vacation of the Premises, then Tenant shall pay as additional rental, the amount of such increase to Landlord. Tenant agrees that the point pressure resulting from Tenant racking system, inventory, forklifts and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of such damage or repair caused by Tenant's negligence or failure to comply with this Paragraph.

         4.       TAXES:

         Landlord agrees to pay, before they become delinquent, all taxes, assessments and governmental charges of any kind and nature whatsoever, whether seen or unforeseen, fixed or contingent, lawfully levied or assessed against the Project and the grounds, parking areas, driveways and alleys.

         5.       LANDLORD'S REPAIRS AND OBLIGATIONS:

         Landlord shall, at its expense, maintain only the roof foundation and structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Landlord shall also be responsible for repairs and maintenance to the common areas of the Project and other items included in Operating Expenses. Tenant shall repair and pay for any damage caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, storefronts or office entries. Tenant shall immediately give Landlord written notice of defects or need for repairs, after Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Landlord shall transfer all contractor's warranties to Tenant for all new improvements upon the demised premises.

         6.       TENANT'S REPAIRS AND OBLIGATIONS:

         A. Tenant shall, at its own cost and expense, keep and maintain the whole of the Premises in a clean and sanitary condition and all parts of the Premises (except those for which Landlord is expressly responsible under the terms of Paragraph 5.) in good condition, promptly making all necessary repairs, repainting and replacements, including, but not limited to, windows, glass and plate glass, doors, any office entries, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, interior sewage line plumbing, interior lighting and individual dumpster removal.

         B. The cost of maintenance and the cost of repairs of any common party walls (any wall, divider, partition or any other structure separating the Premises from any adjacent Premises) shall be shared equally by Tenant and the tenant or tenants occupying adjacent premises. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall, and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. If any such repairs required access to the premises adjacent to the Tenant's premises, Landlord shall secure such access for the Tenant.

         C. Tenant shall, at is own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the premises. The maintenance contractor and contract must be approved in advance by Landlord.

         7.       ALTERATIONS AND IMPROVEMENTS, ETC.:

         Tenant shall not cut, drill into, disfigure, deface or injure any part of the Premises; nor obstruct or permit any obstruction, alteration addition, improvement, decoration or installation in the Premises except as otherwise provided for herein including the construction of a bonded warehouse room pursuant to requirements imposed by law on such rooms. Landlord agrees to permit Tenant to install an awning for no more than six (6) cars which design, color and location is to be approved by Landlord. Tenant shall be permitted to paint, decorate, add customary window treatment, floor covering, interior none structural wall or ceiling treatment without obtaining the Landlord's permission provided that there is no permanent damage to the Premises as leased and such improvement does not require a building permit. Notwithstanding anything contained in this Lease to the contrary, or seemingly to the contrary, Tenant shall not commence any alterations or improvements within the Premises or elsewhere in the Property, without first submitting to Landlord a full set of plans and specifications for any such proposed improvements or alterations, and obtaining approval of said plans and specifications from Landlord. Landlord's approval or disapproval of any plans and specifications submitted shall not in any way act as a representation or warranty by Landlord that the plans and specifications comply or fail to comply with proper construction requirements or applicable building codes. So long as the alterations or improvements do not affect the structural integrity of the building, Landlord agrees to be reasonable in the approval process. All construction by Tenant hereunder shall be performed in strict compliance with all applicable building codes, governmental rules or regulations with respect thereto, and Tenant shall obtain all necessary approvals and permits for such improvements or alterations, prior to commencement of any work. Prior to commencement of any construction hereunder, Tenant shall obtain and supply evidence of Builder's Risk Insurance in the type and amount commercially reasonably required by Landlord, and each contractor or subcontractor performing work in the Premises shall first supply Landlord with proof of workman's compensation and liability insurance coverage, in type and amount commercially reasonably acceptable to Landlord, before commencing any work in the Premises. In this regard, Landlord may withhold its consent for any such improvements or alterations, in its sole and absolute discretion. All alterations, additions, improvements, decorations or installations, including but not limited to, partitions, railing, air-conditioning ducts or equipment (except, provided Tenant is not then in default, movable furniture and fixtures put in at the expense of Tenant and removable without defacing or injuring the Building or the Premises), shall become the property of Landlord at the termination of the term constructed in accordance with applicable building codes and ordinances. Landlord, however, reserves the option to require Tenant, upon demand in writing, to remove all fixtures and additions, improvements, decorations or installations (including those not removable without defacing or injuring the Premises) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear excepted; provided, however, Landlord shall not have the right to require Tenant to remove any fixtures, additions, improvements, decorations and/or installations which are initially installed by and for Tenant in order to prepare the Premises for occupancy by Tenant in a manner which has been approved by Landlord. Tenant agrees to restore the Premises immediately upon the receipt of the said demand in writing at his own cost and expense and agrees in case of his failure to do so, that Landlord may do so and collect the cost thereof from Tenant as hereinafter provided. Landlord and Tenant agree that any special electrical or electronic system installation requirements shall be the Tenant's responsibility.

         8.       SIGNS:

         Tenant agrees to conform to Landlord's signage program for the Project; however, all costs and expenses for the sign, sign installation, maintenance, removal and repair shall be paid by Tenant. Tenant shall have the right to install standard signs upon the Premises where first approved in writing by Landlord, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs prior to the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration caused by installation and/or removal.

         9.       INSPECTION AND RIGHT OF ENTRY:

         Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time in the event of any emergency and to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representative shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises, and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall provide written notice to Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         10.      UTILITIES:

         Landlord agrees to provide, at its cost, service connections into the Premises for water, electricity and gas (when applicable) and telephone; but Tenant shall pay for, directly to the provider, all charges for electricity water, gas, heat, light, power, telephone, sprinkler charges, and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

         11.      UNUSUAL EQUIPMENT:

         The Tenant will not install or maintain any electrically operated equipment or other machinery, except for similar type equipment normally used by occupants of similar type space, without first obtaining the consent in writing of the Landlord. Tenant, prior to its occupancy, shall submit a list of its electrical equipment, and electrical consumption to Landlord for its approval, which shall not be unreasonably withheld.

         12.      ASSIGNMENT AND SUBLETTING:

         A. Tenant shall not, whether voluntarily, involuntarily, or by operation of law, or otherwise: (i) assign, sublease or otherwise transfer this Lease or term and estate hereby granted, or offer to advertise to do so; or (ii) mortgage, encumber, or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding and in addition to the foregoing, Landlord shall have no obligation to allow assignment in any event unless and until any prospective assignee has provided such financial information to Landlord, as necessary to allow Landlord to determine that such prospective assignee is at least as credit worthy as Tenant was at the execution of this Lease.

         B. The provisions of Section 12.A. (i) shall apply to a transfer exceeding 50% of the stock of Tenant as if such transfer were an assignment of this Lease; but said provisions shall not apply to a corporation whose stock is registered with the Securities and Exchange Commission and publicly traded, or to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, or to any corporation which controls or which is controlled by Tenant, or is under common control of Tenant, provided in any of such events the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant as of the date of this Lease and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction.

         C.       [delete]

         D. Any assignment agreed to by Landlord shall be evidenced by a valid executed assignment and assumption of lease. Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of this Section shall be void and confer no rights upon any third person. Such attempt shall constitute a material breach of this Lease and entitle Landlord to the remedies provided for default.

         E. If, without such prior written consent, this Lease is transferred or assigned by Tenant, or whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord, whether before or after the occurrence of an event of default, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, or occupant and apply the net amount collected to the rent herein reserved without thereby waiving any of Landlord's rights reserved herein, nor shall any such collection constitute a release of Tenant from any obligations hereunder.

         F. If, without such prior written consent, the Tenant subleases all or any portion of the Premises Tenant shall always, and notwithstanding any such subleasing, and notwithstanding the acceptance of rent by Landlord from any such sublessee, remain liable for the payment of rent hereunder and for the performance of all of agreements, conditions, covenants and terms herein contained, on the part of Tenant herein to be kept, served or performed, its liability to always be that of principal and not of surety, nor shall the giving of such consent to sublease, be deemed a complete performance of the said covenants contained in this Paragraph so as to permit any subsequent subleasing without the like written consent. Prior to Landlord granting its consent to any sublease, Tenant shall submit to Landlord such financial information as to any proposed sublessee to allow Landlord to determine that such sublessee is of equal or greater credit worthiness than Tenant which information shall be a condition precedent to Landlord's consent to any such sublessee.

         G. Notwithstanding the foregoing, where Tenant desires to assign, the Landlord shall have the right, but not the obligation, to cancel and terminate the Lease and deal with Tenant's prospective assignees directly without any obligations to Tenant or to reacquire the Premises for its own account. If an assignment is accepted pursuant to this subparagraph, Tenant's security deposit shall be released and Tenant shall no longer be liable for and shall be released from any obligations under this lease.

         H. Subject to the provisions of Paragraph 12.B., if the Premises or any part thereof be sublet, Landlord may, after default by Tenant, collect rent from the subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, and subletting or a release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the subtenant to Landlord, hereby authorizes such subtenant to pay the rent directly to Landlord.

         I. If the Premises shall be sublet in whole or in part by Tenant, Tenant will, on demand of Landlord, furnish and supply in writing, within three
(3) days after such demand, any and all information with regard to said subtenants which Landlord may request. Nothing herein contained shall be construed to be a consent to any subletting or a waiver of the covenant against subletting contained herein.

         J. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C., Section 101, et seq. (the "Bankruptcy Code"), any and all moneys or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

         13.      FIRE AND CASUALTY DAMAGE; INSURANCE:

         A. Landlord agrees to maintain insurance covering the Building containing the Premises in an amount not less then eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other risks of direct physical loss, such coverages and endorsements to be as defined, provided, and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Florida for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of Subparagraphs 13.C., 13.D. and 13.E., below, such insurance shall be for the sole benefit of Landlord and under its sole control.

         B. If the Building containing the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         C. If the Building containing the Premises should be totally destroyed by fire, tornado or other casualty, or should be so damaged thereby that the rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Landlord shall notify Tenant of its decision no later than thirty
(30) days from the date of Tenant's notification to Landlord. In the event this Lease is terminated, Landlord shall return all security deposits to Tenant.

         D. If the Building containing the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under Subparagraph 14.A. above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant, except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the Lease, exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that the Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate. In the event this Lease is terminated, Landlord shall return all security deposits to Tenant.

         E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate. In the event this Lease is terminated, Landlord shall return all security deposits to Tenant.

         F. Each of Landlord and Tenant hereby releases the other from any loss or damage to property cause by fire or any other perils insured in policies of insurance covering such Property, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof of the amount of the extra cost, and the other party, at its election, may pay the same, but it shall not be obligated to do so. Landlord may self-injure and/or provide its insurance through a blanket insurance policy.

         G. Tenant shall, during the term of this lease, maintain insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation, use or operation of the Premises insuring both Landlord and tenant in amounts of not less than One Million Dollars ($1,000,000.00) in respect to bodily injury or death to any one person, of not less than One Million Dollars ($1,000,000.00) in respect of bodily injury or death to more than one person in one accident, and of not less than Five Hundred Thousand Dollars ($500,000.00) in respect of property damage. All policies of insurance provided for in this Paragraph 13 shall be issued in form reasonably acceptable to Landlord by insurance companies with a financial rating of A+ (superior), as rated in the most current available "Best's" Insurance Reports, or a rating by Standard & Poor's of not less than AAA, and qualified to do business in Florida. Each and every such policy: (i) shall be issued in the names of Landlord and Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant named as an additional insured; (ii) shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest as additional insureds; (iii) shall (or a certificate thereof shall) be delivered of each to Landlord and any such other parties in interest within ten (10) days before delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each policy, and, as often as any such policy shall expire or terminated, renewal or additional or additional policies shall be procured and maintained in like manner and to like extent;
(iv) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and (vi) shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. Any insurance provided for herein, may be maintained by means of a blanket policy or policies provided Landlord shall be named as an additional insured thereunder, as its interest may appear; the coverage afforded Landlord and any such other parties in interest will not be reduced or demised by reason of the use of such blanket policy of insurance, and the requirements set forth in this Paragraph 13 are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are delivered to Landlord.

         H. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept into or on the Premises which shall increase the rate of fire insurance on the Building of which the Premises form a part or on the property located herein. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the fire insurance rate shall at any time be higher than it would otherwise be, Tenant shall reimburse Landlord for that part of all fire insurance premiums charged because of such violations or occupancy by Tenant. In the event Tenant shall fail to carry the proper insurance required under this Lease, Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered under such insurance, if same had been obtained.

         14.      NO LIABILITY:

         Landlord shall not be liable for any failure of water supply, electric current, heating or air-conditioning, elevator service, or any other service: nor for injury, or loss of life, or damage to person or property caused by fire or theft or by the elements or by other Tenants or persons in the Building, or resulting from the operation of elevators, heating or air-conditioning or lighting apparatus, or from falling plaster or similar materials: or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances, or plumbing work of the same, or from any other place for damages resulting from the acts or omissions of Tenant, Tenant's agents, employees, invitees or other occupants of the Building. Landlord shall not be liable for any loss or damage that Tenant may sustain by reason of the closing or darkening of any of the windows in the Premises through the erection of or any addition to a new building or otherwise, and the same shall not constitute a constructive eviction. All goods or property or personal effects stored or placed by the Tenant in or about the Building shall be at the sole risk of the Tenant nor shall Landlord be liable to Tenant for any act or omission (excluding gross negligence, or willful acts of Landlord, its principals, agents, employees or servants).

         15.      CONDEMNATION:

         A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur and all security deposits to be returned.

         B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the Subparagraph above, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         C. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, improvements. or any part thereof, shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and improvements if a separate award for such items is made to Tenant.

         16.      HOLDING OVER:

         Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord, with all repairs and maintenance required herein to be performed by Tenant completed. Tenant shall pay Landlord from time to time upon demand, as rental for the period of any holdover, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Tenant to hold over.

         17.      QUIET POSSESSION AND OTHER COVENANTS:

         Landlord covenants that if and so long as Tenant pays the Annual Rental and Additional Rent reserved by this Lease and performs and observes all of the covenants, conditions and rules and regulations hereof, Tenant shall quietly enjoy the Premises, subject, however to the terms of this Lease. Tenant expressly agrees for himself, his executors, administrators, personal representatives, successors and assigns that the covenant of quiet enjoyment (express or implied) and all other covenants in this Lease on the part of Landlord to be performed shall be binding upon Landlord for so long as Landlord remains the owner of the Building of which the Premises form a part.

         18.      EVENTS OF DEFAULT:

         The following events shall be deemed to be events of default by Tenant under this Lease:

         A. Tenant shall fail to pay any installment of rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due; or

         B. Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditor. or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or Tenant or any such guarantor shall take any action to authorize any of the actions set forth above in this Paragraph; or

         C. Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

         D. Tenant shall desert or vacate any substantial portion of the Premises for a period in excess of seven (7) business days; or

         E. Tenant shall fail to discharge or contest any lien placed upon the Premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises; and if contested, Tenant shall provide adequate bonding as security to cover the lien (s) amount (s); or

         F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18.), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; or

         G. Tenant shall assign, sublease or transfer this Lease in a manner not permitted by this Lease.

         19.      REMEDIES:

         A. Upon the occurrence of any of such events of default in Paragraph
18. hereof, Landlord shall have the option to pursue any one or more of the following remedies available under applicable law, without any notice or demand whatsoever:

                  i. Terminate this Lease and Tenant's right to possession, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof;

                  ii. Without terminating this Lease, terminate Tenant's right to possession by entering upon and retaking possession of the Premises and expelling or removing Tenant and any other person who may be occupying such Premises for Landlord's or Tenant's account, as Landlord elects;

                  iii. Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

                  iv. Alter all locks and other security devices at the Premises without terminating this Lease; and

                  v. Without terminating or canceling this Lease, declare all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon the present worth of same. net of amounts actually collected by Landlord, and all other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be paid by Tenant.

         B.       Deleted

         C.       Deleted

         D. In the event Tenant's check. given to Landlord in payment, is returned by the bank for nonpayment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

         E. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be a waiver of any other (all remedies being cumulative) or an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices, and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises, shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry of Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings. as Landlord may elect, and Landlord shall not be liable for trespassing or otherwise.

         F. In the event Landlord elects to repossess the Premises without terminating the Lease, then Tenant, at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Lease term until the date of expiration of the term as stated in Paragraph 1. diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Subparagraph 19.G., below). In no event shall Tenant be entitled to excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collects amounts due by Tenant to Landlord under this Subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

         G. In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupants' property; the costs of repairing, alterating, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorneys' fees (appellate or other).

         H. In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting, and, in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any Tenant and for any use and purpose.

         I. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligates and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action. In the event of a default, all amounts payable by Tenant under this Lease shall be deemed to be rent, and all rights and remedies applicable to rent defaults shall apply.

         J. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord and repossession thereof by any lessor thereof or third party having a lien thereon, and Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the county in which the Premises is located; and, in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         K. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of the Bankruptcy Code, 11 U.S.C. Section 502(b)(7). This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of the Bankruptcy Code, 11 U.S. C. Sections 365(c), 365(e)(2).

         L. Upon any such termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon and at any time after such termination, may without further notice reenter and repossess the Premises, whether by force, summary proceedings or otherwise, without being liable to any prosecution or damages therefor, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises. Landlord may further enter the demised premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found. to levy the rent. and Tenant shall pay all costs and officers' commissions, including watchmen's wages and sums chargeable to Landlord, and further including any sums chargeable according to state law as commissions to the sheriff or other person making the levy. and such amounts shall immediately attach and become part of the claim of Landlord for rent. Any tender of rent without said costs, commissions and charges made after the issuance of a warrant for distress shall not be sufficient to satisfy the claim of Landlord.

         M. No termination by default, pursuant to this Paragraph 19. of this Lease, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination.

         20. LANDLORD'S LIEN:

         In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated within the Premises, subject to this Lease, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sum of money then due to Landlord hereunder shall first have been paid and discharged. Products of collateral are also covered. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law. all rights and remedies under the Uniform Commercial Code, including, without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy or photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located within the Premises subject to this Lease. The record owner of this Property is the Tenant, unless otherwise designated in writing to Landlord. Tenant warrants that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes.

         21.      SUBORDINATION AND ATTORNMENT:

         A. Subordination. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the property and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Property and/or the Building and/or any of such leases (whether or not such mortgages shall also cover other lands and/or buildings and/or leases). This subordination shall likewise apply to each and every advance made or hereafter to be made under such mortgages, to all renewals, modifications. replacements and extensions of such leases and such mortgages and to spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument the Landlord, the lessor under any such lease or the holder of any such mortgage (or their respective successors-in-interest) may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest to execute and deliver any such instruments for and on behalf of Tenant. Any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Mortgage" and the holder of a Mortgage is hereinafter referred to as a "Mortgagee".

         B. Notice of Mortgagee. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to Landlord and each Mortgagee whose name and address shall previously been furnished to Tenant; and (ii) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee shall have become entitled under such Mortgage, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided such Mortgagee shall, with due diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

         C. Attornment. If any Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all the terms, conditions, and covenants as set forth in this Lease except that the Successor Landlord shall not: (i) be liable for any previous act or omission of Landlord under this lease; (ii) be subject to any offset, not expressly provided for in this Lease, which therefore shall have accrued to Tenant against Landlord: or (iii) be bound by any previous modification of this Lease or by any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Successor Landlord.

         D. If, in connection with obtaining a mortgage on the Property of which the Premises are a part, the Mortgagee shall request reasonable modifications of this Lease as a condition of the making of such mortgage, Tenant will not unreasonably withhold its consent thereto provided that such modifications, individually and in the aggregate, do not increase Tenant's financial or other obligations, or adversely affect the rights of Tenant under this Lease.

         22.      MECHANICS LIENS AND OTHER TAXES:

         A. Tenant shall have no authority, express or implied, to create or place, or allow to be created or placed, any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including, but not limited to, those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

         B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

         23.      Deleted

         24.      PAYMENTS AND NOTICES:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have therefore specified by written notice delivered in accordance herewith:

LANDLORD:                                   TENANT:
Airport Key Corporation                     Bell Microproducts-Future Tech, Inc.
7500 NW 25th Street, Suite 205              7630 NW. 25th Street
Miami, Florida 33122                        Miami, FL 33122
Att:  Property Management                   Attn:  Accounting
With copy to:                               With copy to:

         25.      HAZARDOUS WASTE:

         The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, and if so brought or found located thereon the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.

         26.      PARKING:

         Landlord and Tenant hereby acknowledge and agree that the parking plan for the Building is an open parking arrangement and Tenant shall not receive any designated parking spaces except for the designated parking area in front of Building D as shown on Exhibit "A". All other parking spaces shall be unassigned and Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the Entire Property. Notwithstanding the foregoing, Landlord reserves the right to designate a parking arrangement at any time during the term of the Lease, for the Entire Property or any portion thereof. Tenant shall need approximately 90 parking spaces and Landlord acknowledges that the Project provides adequate parking to comply with all applicable zoning ordinances for the use contemplated in this Lease.

         27.      MISCELLANEOUS:

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. The terms, provision and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease.

         C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         D. Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord or Landlord's designee, a certificate of occupancy (if applicable) and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligations to furnish such estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease.

         E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto subsequent to the date hereof. This Lease, together with exhibits and riders attached hereto, constitutes the entire agreement between the parties concerning the subject matter included herein.

         F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereon. including, without limitations all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises.

         G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable there be added as a part of this Lease contract or clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         H. All references in this Lease to "the date hereof", or similar references, shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         I. Time is of the essence of this Lease and all of its provisions. This Lease in all respects shall be governed by the laws of the State of Florida.

         J. Tenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of records that are applicable to the Project now or in the future, provided the foregoing are not inconsistent with the terms and provisions of this Lease.

         K. As long as same are not applied in an arbitrary manner, Tenant agrees to observe and comply with and Tenant agrees that his agents and all persons visiting in the Premises will observe and comply with the rules and regulations annexed hereto as Exhibit "Rules and Regulations", and such other and further reasonable rules and regulations as Landlord may from time to time deem needful and prescribe for the reputation, safety, care and cleanliness of the Building, and the preservation of good order therein and the comfort, quiet and convenience of other occupants of the Building, which rules and regulations shall be deemed terms and conditions of this Lease. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations by any other Tenant or person.

         L. In accordance with Florida law, the following statement is hereby made: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

         M. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because:
(i) Landlord is unable to fulfill, or is delayed in fulfilling any of his obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, Acts of God or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

         N. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Premises, and in such event and upon such transfer (and the assignment of the Security Deposit, if any, to such transferee) Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of Landlord's obligations hereunder.

         O. Tenant agrees not to record this Lease, or any memorandum hereof, but Landlord may record this Lease, or a memorandum thereof, at its sole discretion.

         P. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for: Coral Reef Development Corp. in the case of Landlord and Codina Realty Services, Inc. in the case of Tenant. If either party's representations and warranties prove to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive to the end of the Lease term.

         Q. Nothing contained in this Lease shall be deemed by parties hereto or by any third party to create the relationship of principal and agent, partnership, joint ventures or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease, nor any act of the parties hereto, shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         R. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm.

         S. This Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provision hereof. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease.

         T. If more than one person or entity is named herein as Tenant, their liability hereunder will be joint and several. The undersigned represents and warrants to Landlord that they have the full power and authority to execute the Lease on behalf of Tenant.

         U. Landlord and Tenant agree that no portion of the monthly rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which the payment of rent has been abated shall be allocated, for income tax purposes, by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable, for income tax purposes, to any rent abatement period.

         V. Landlord shall allow Tenant, at Tenant's sole cost and expense, and subject to all permits, authorization and approval from any governmental authority having jurisdiction over the Property, to locate on the exterior of the Building in which the Premises is located, such signage as shall be available in accordance with the Landlord's sign criteria, and as allowed by law, regulation or ordinance, of a type, color, layout, size, and in a location reasonably acceptable to Landlord, subject to Landlord's sign criteria, and in a location acceptable to Landlord in its sole reasonable discretion.

         W. No payments by Tenant or receipt by Landlord of a lesser amount than any payment of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue another remedy provided for in this Lease or available at law or in equity.

         X. Provided that Tenant's joinder is required under applicable law to make same effective, Tenant shall from time to time, upon request from Landlord, join in a plat or plats of the Premises and join the granting of such utility easement or road dedications as may be reasonably necessary to serve the Premises. Tenant's joinder in any of the foregoing is on condition that there is no obligation or expense imposed upon Tenant by reason thereof, except as specifically set forth herein, and that any such plat or easement will not unreasonably interfere with the ingress and egress, quiet enjoyment, exposure or visibility of the Premises.

         Y. No waiver by Landlord of any provision hereof shall be deemed to have been made unless such waiver be in writing signed by Landlord. The failure of Landlord to insist upon the strict performance of any of the covenants or conditions of this Lease. or to exercise any option herein conferred, shall not be construed as waiving or relinquishing for the future any such covenants, conditions or options, but the same shall continue and remain in full force and effect. No act of Landlord or its agent during the term hereof shall be deemed an acceptance of a surrender of the Premises unless made in writing and personally subscribed by Landlord neither shall the delivery of the keys to the premises by Tenant to Landlord or its agents be deemed a surrender and acceptance thereof.

         28.      COMPLIANCE WITH DIRECTIVES OF AUTHORITIES:

         Tenant shall, at his own cost and expense, promptly execute and comply with all present or future rules, regulations, laws and orders of all public authorities which are or may become applicable to the Premises. Tenant waives any claim against Landlord for any expense or damage resulting from compliance with any of the said rules, regulations, laws or orders.

         A. Non-Liability of Landlord. Neither Landlord nor any beneficiary, agent, servant, or employee of Landlord, nor any Mortgagee, shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the gross negligence or willful misconduct of Landlord, his agents, servants or employees in the operation or maintenance of the Premises or the Building, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Tenant recognizes that any Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the gross negligence or willful misconduct of the Landlord. Further, neither Landlord, any Mortgagee, not any partner, director, officer, agent, servant, or employee of Landlord shall be liable for any such damage caused by other Tenants or persons in, upon or about the Building, or caused by damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

         B. Indemnification by Tenant. Tenant shall indemnify and hold Landlord and all Mortgagees and his and their respective partners, directors, officers, agents, employees and beneficiaries harmless from and against any and all claims from or in connection with: (i) the conduct or management of the Premises or any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (iii) any accident, injury or damage whatsoever (unless caused solely by Landlord's gross negligence or willful misconduct) occurring in, at or upon the Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord and/or Mortgagee and/or his or their partners, directors, officers, agents and/or employees by reason of any such claim. Tenant, upon notice from Landlord or such Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to landlord or such Mortgagee).

         29.      ADDITIONAL CONSTRUCTION;ADDITIONS TO ENTIRE PROPERTY:

         A. Landlord shall have the exclusive right at any time and from time to time: to use all or any part of the roof and exterior walls of the demised premises for any purpose; to erect temporary scaffolds and other aids to construction on the exterior of the demised premises, provided that access to the demised premises shall not be unreasonably denied; to enter the demised premises to shore the foundations and/or walls thereof and to erect scaffolding and/or protective barriers around and about the demised premises (but not so as to preclude all entry thereto); and to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the demised premises and serving other parts of the center in locations which will not material interfere with Tenant's use thereof. Tenant further agrees that Landlord may make any use it desires of the side or rear walls of the demised premises, provided that there shall be no encroachment upon the interior of the demised premises.

         B. Landlord hereby further reserves the right at any time and from time to time to make alterations or additions to and build additional stories on, and to build adjoining to, the building on which the demised premises are a part, and Tenant shall have no interest of any kind whatsoever in the said additions or additional stories or adjoining buildings. Landlord also reserves the right to construct other buildings or improvements in the center at any time and from time to time and to make alterations thereof or additions thereto and to build additional stones on such building or buildings and to build adjoining the same and to construct double-deck, elevated or subterranean parking facilities.

         C. Landlord may from time to time add property to or withdraw property from the Entire Property. Any property so added shall thereafter be subject to the terms of this Lease and shall be included in the term "Entire Property" as used in this Lease, and any property so withdrawn by Landlord shall thereafter not be subject to the terms of this Lease and shall be excluded from the term "Entire Property" as used in this Lease; provided, however, that no such property shall be deemed added to or withdrawn from the Entire Property, unless such addition or withdrawal is designated in writing by Landlord.

         D. Tenant's business requires the ability of its customers to obtain reasonable access to the premises. If access to Tenant's premises is prevented, Tenant may substantially suffer from the loss of its customers. Landlord will take all steps reasonably necessary to prevent any substantial inconvenience, disturbance or annoyance to Tenant's customers gaining access to the premises and will provide Tenant with such adequate notice of any circumstances as may materially impair access to the premises so that Tenant may notify its customers to alter their travel plans. Subject to the foregoing, landlord shall not be liable for any inconvenience, disturbance, loss of business or any other annoyance arising from any exercise of any or all of the rights of landlord in this Paragraph.

         E. Tenant acknowledges that Landlord has disclosed to it its intention to build additional buildings on the Entire Property in accordance with a Conceptual Master Site Plan. Tenant further acknowledges that Landlord may, from time to time, modify or amend said Conceptual Master Site Plan, or may elect to terminate same in its entirety.

         IN WITNESS WHEREOF, the parties hereto have signed and delivered this Lease as of the date set forth below.

         EXECUTED BY LANDLORD, this 16th day of June, 2000.

Witnesses:                       LANDLORD


Name:  /s/ Patricia Marquez      AIRPORT KEY CORPORATION, a Florida corporation
      Patricia Marques           By: /s/ Pier L. Pavoni
          (Print)                    Pier L. Pavoni - Executive Vice President


Name:  /s/ Ray Blanco
          Ray Blanco
          (Print)


         EXECUTED BY TENANT, this 16th day of June, 2000.

Witnesses:                         TENANT


Name:  /s/ Robert Traino           BELL MICROPRODUCTS-FUTURE TECH, INC.
          Robert Traino            By: /s/ Juan M. Ortiz, VP & CFO
          (Print)

Name:  /s/ Louis Leonardo          Juan M. Ortiz
          Louis Leonardo             (Print)
          (Print)

                             RULES AND REGULATIONS

         1. The entries, passages, corridors, halls, elevators, and stairways shall not be obstructed by Tenants for any purpose and shall only be used for ingress and egress to and from their respective Premises. No mats or other objects shall be permitted in the public corridors.

         2. The doors, windows. sash doors and any lights that reflect or admit light into the halls other places of the Building shall not be covered or obstructed, except as may be approved by Landlord. or performed as part of the Work Supplement Letter. The water and wash closets and urinals shall not be used for any purposes other than those for which they were constructed, and no injurious substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant or Tenants who, or whose clerks, agents or servants shall cause it. Tenants, their agents and employees shall put out all lights and close and lock all entrance doors upon leaving the Premises.

         3. Tenant agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building except on the entrance office doors and then only if of such size, color and style as Landlord shall determine. At the option of Landlord, only the sign painters designated by landlord shall be employed by Tenant for this work. No awnings, coverings, air-conditioning units or other fixtures shall be affixed to any of the windows in the Premises without Landlord's consent.

         4. Landlord shall have power to prescribe the weight and position of iron safes and machinery, and they shall in all cases stand on two (2) inch thick plant to distribute the weight, and the expense of repairing any damage done to the Building by installing or removing a safe or machinery, or by the same while on the Premises, shall be borne by Tenant. Safes and machinery shall not be moved into or out of the Building except by persons approved of and at times fixed by Superintendent. No freight. furniture, packages or bulky matter of any description will be received in the Building, or carried up or down in the elevators, except during the hours designated by landlord. Tenant agrees that all machines or machinery placed in the Premises by Tenant will be erected and placed so as to prevent any vibration or annoyance to any other of the Tenants in the Building of which the Premises are a part, and it is agreed that upon written request of Landlord, Tenant will, within ten (10) days after the mailing of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Premises.

         5. Tenant shall not install or operate in the Premises any electrically operated equipment or other equipment of any kind or nature whatsoever which will increase unreasonably the consumption of electricity or water, or the production of waste, or would necessitate any changes to, or require modifications of the use of the water, plumbing, heating, air-conditioning, electrical systems of the Premises, without the prior written consent of Landlord.

         6. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows or doors, or down the passageways of the Building, nor shall anything whatsoever be kept or placed on the window sills or ledges. Tenants shall not make or permit their clerks or servants to make improper noises, or play musical instruments in the Premises, or interfere in any way with other Tenants, or those having business with them, nor shall animals or birds be brought or kept in or about the Building.

         7. No Tenants or any of their employees, agents, or visitors shall at any time keep or have on the Premises any kerosene, camphor, benzene, naphtha, gasoline or any inflammable or combustible fluid, chemical or explosive during the term of this Lease.

         8. If Tenants desire telegraphic or telephonic connections, landlord or its agents shall direct the electricians as to where and how the wires are to be introduced and without such directions no boring or cutting of wires will be permitted. No antennas will be permitted except those required for Tenant's business operation, which shall be located on the roof of the building, and shall be subject to Landlord's reasonable consent shall not be visible from the street, and shall fully comply with all governmental laws, rules and ordinances, including building code requirements and further provided, that they shall not increase the cost of insurance on the building or act to void any insurance coverage.

         9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, and each Tenant must, upon the termination of his tenancy, return to Landlord all keys of offices and toilet rooms, either furnished to or otherwise procured by such Tenant, and in the event of the loss of keys, such Tenant shall pay to Landlord the cost thereof.

         10. Landlord shall be in no way responsible to any Tenant for any loss of property from the Premises, however occurring, or for any damage to the furniture or other effects of any Tenant by the Superintendent or any of Landlord's other employees excluding gross negligence.

         11. Landlord may from time to time, adopt appropriate systems and procedures for the security or safety of the Building, and persons, or any equipment, furnishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements, relative thereto.

         12. In case Landlord shall, in the exercise of any right herein granted, store any personal property, belonging to Tenant, landlord shall have the further right to dispose or such property by sale or otherwise upon two weeks' notice in writing for that purpose. If Landlord shall sell any such property, Landlord shall be entitled to retain from the proceeds thereof the expenses of the sale and cost of storage.

         13. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's sole opinion is harmful to the Building, its reputation or its desirability. Tenant shall discontinue such advertising immediately upon written notification by Landlord.

         14. Landlord reserves the right at all times to exclude loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all person seeking access to any part of the Building outside ordinary business hours. Landlord will exercise its best judgment in the execution of such control but not be liable for the granting or refusal of such access.

         15. Landlord reserves the right at all times to exclude the general public from the Building or the entire Property upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building, the entire Property and its Tenants, provided however, that Landlord shall use its best efforts not to unreasonably interfere with Tenant's business or use of the Premises by Tenant, its guests or invitees.

         16. No wires of any kind or type (including but not limited to TV and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent.

         17. Tenant shall keep all doors to Premises closed at all times except for ingress and egress to the Premises.

         18. All installations in the Common Telephone/Electrical Equipment Rooms shall be limited to terminal boards and connections. All other electrical equipment must be installed within Tenant's Office Space.

         19. It is expressly understood and agreed that any items of any nature whatsoever placed in Common Areas (i.e., hallways, restrooms, elevators, parking garage, storage areas and equipment rooms) are placed at the Tenant's sole risk and Landlord assumes no responsibility whatsoever for any loss or damage as regards said items.

         20. Landlord reserves the right to modify the foregoing rules and regulations, or any of them and to make such other and further rules and regulations as in its absolute judgment may from time to time be needed for the reputation, safety, care and cleanliness of the Building, and for the preservation of good order therein, and any such other and further miles and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted at the time of the execution hereof.

         21. Tenant shall place all refuse in proper receptacles provided by the Tenant, at its expense, or in receptacles provided by Landlord for the Building.

         22. The Premises shall not be used, or permitted to be used for residential lodging or sleeping purposes, or for the storage of personal effects.

         23. At the end of the term, Tenant shall promptly return to Landlord, all keys for the Building and Premises in Tenant's possession. In the event Tenant fails to return keys, Landlord may retain a portion of Tenant's security deposit for locksmith's work and administration charges.

         24 Only persons approved from time-to-time by the Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior consent, and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises, the use of equipment for dispensing food or beverages, or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

         25. Tenant shall neither bring nor permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time-to-time by the Landlord for such purposes.

         26. *If Landlord designates Tenant parking areas for the Building or the Entire Tract, Tenant shall park its vehicles, and shall cause its employees, guests. invitees and agents to park their vehicles only in such designated parking areas. Tenant shall furnish to Landlord, upon request, the current license plate numbers of all vehicles owned or used by Tenant, its employees or agents, and Tenant thereafter shall notify the Landlord of any changes in such numbers within ten (10) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking area, Tenant shall forthwith on demand, pay to Landlord the sum of Twenty Dollars ($20.00) per day for each car so parked. Landlord, may itself or through an agent designated for such purpose. make, administer and enforce additional rules and regulations regarding parking by Tenants, their employees, agents, guests or invitees, including without limitation, rules and regulations permitting the Landlord or such agent to move or tow any vehicles improperly parked to the designated parking areas. No disabled vehicle shall be left in the parking areas of the Building or the Entire Tract for more than twenty four (24) hours.

*Except as described in Paragraph 26 of this Lease Agreement and shown in Exhibi A.

                            RIDER NUMBER ONE TO LEASE
                         Dated __________________, 2000

                                 OPTION TO RENEW


         A. Landlord hereby grants Tenant the option to renew (the "Renewal Option") the initial Term (not to include, for purposes of this Rider only, the Renewal Term, as hereinafter defined) for Two (1) additional terms of Sixty (60) months (the "Renewal Term") commencing as of the date immediately following the expiration of the Term, such option to be subject to the covenants and conditions set forth in this Rider.

         B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) prior to the expiration of the then-current term of the Lease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null or void.

         C. Tenant shall not be permitted to exercise the Renewal Option at any time during which Tenant is in monetary or material non-monetary default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any default under the Lease prior to the commencement of the Renewal term, subject to applicable notice and grace periods, the Renewal Term shall be immediately canceled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current term of the Lease.

         D. Tenant shall be deemed to have accepted the premises in "as-is" condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

         E. The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term, except as follows:

         (1) The "Commencement Date" for the purpose of the Option shall be the first day of the Renewal Term.

         (2) The Base Rent for the Renewal Term shall be at the lesser of the then current rental rate or 95 percent (95%) of the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by the parties on the basis on the then prevailing market rental rate for industrial space comparable to the Premises. Commencing one (1) year prior to the expiration of the initial term of the Lease, Tenant shall have the right to request Landlord's determination of the Base Rent for the Renewal Term. Landlord shall notify Tenant of its determination no later than one hundred (150) days prior to the expiration date of the initial term so that Tenant shall have sufficient time to decide whether to elect to renew the Lease. Notwithstanding the foregoing , if Landlord and Tenant have not finalized the Base Rent payable for the Renewal Term (as evidenced by a written renewal agreement executed by the parties) on or before the sixtieth (60th) day prior to the expiration of the initial term of the Lease, for any reason whatsoever, then the Renewal Notice shall de deemed to be void and of no further force or effect and the Lease shall expire on the scheduled Expiration Date, and Tenant shall have no further rights whatsoever to renew or extend the Lease.

         (3) Following expiration of the Renewal Term as provided herein, Tenant shall have no further right to renew or extend the Lease.

         F. Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible Transfer in accordance with applicable provisions of the Lease.

                                    Exhibit A


                                [graphic omitted]